Employment Contract

Hocoma Medical GmbH

Industriestrasse 4

8604 Volketswil Switzerland

By way of this employment contract between you,

Dietmar Dold, Berbiceweg 10, CH-8212 Neuhausen am Rheinfall, Switzerland

and

Hocoma Medical GmbH, Industriestrasse 4, 8604 Volketswil, Switzerland (hereinafter "Hocoma")

the following is agreed:

Function You are employed by Hocoma as Chief Operating Officer with a workload of 100%. Areas of responsibility, duties and authority are governed by this contract, the job description and your supervisor's instructions.

Starting date This contract enters into force on 01.11.2024 and is concluded for an indefinite period. The employment relationship commences on 01.11.2024.

Salary Your gross annual salary is CHF 330’000.— (by 100% workload) and is paid in 12 monthly payments. Payment is made at the end of each month. The 13th monthly salary is included in the annual salary and is not paid in addition.

Expenses The provisions of the expenses regulation or the Swiss Code of Obligations apply.

Family allowances Any family allowances are paid in accordance with the provisions of the law.

Bonus The corporate bonus depends on the achievement of company and individual targets. Whether and in what amount a bonus is paid out can be found in the bonus regulations. In your current function at Grade 12, you have a possible Corporate Bonus of 50% of your annual salary.

Deviating working time regulation You are required to do your work within normal working hours. Due to your position of responsibility, this may often not be possible for a variety of reasons, which is why you may need to provide additional services to achieve your objectives. In deviation from the working time and holiday regulations, you are entitled to five additional holiday days per year (100% workload, pro rata temporis); beyond this there is no entitlement to remuneration or compensation for additional services. Your salary and the above-mentioned holiday regulation correspond to this position of responsibility and include the complete compensation for your work, thus also for additional services. Inform your supervisor if you believe that, on average, you will not be able to complete your work within a reasonable time. Your supervisor is responsible for controlling departmental tasks. Otherwise, the working time and holiday regulations apply.

Continued payment of salaries in case of accident and illness You are covered by mandatory insurance against occupational and non-occupational accidents. In the case of illness, Hocoma pays the full salary during the first 60 days of illness in a calendar year; thereafter, the sickness benefits insurance pays 80% of the salary up to the expiry of a maximum of 730 days of illness, in accordance with the relevant insurance regulations. However, continued payment of salaries in case of illness only applies if the employment relationship has lasted for more than three months or was entered into for more than three months.

Incapacity for work must be reported immediately to the supervisor. As of the third calendar day of incapacity for work, both in the event of accident and illness, a medical certificate must be submitted to the personnel department. In case of long-term incapacity for work, the personnel department must be informed and a medical report submitted monthly. If you fall ill or have an accident during your holidays, the days of total incapacity attested by a medical certificate do not count as holidays.

Premiums for sickness benefits insurance and occupational accident insurance are paid by

Hocoma; you are responsible for paying the premium for non-occupational accident insurance.

Employee pension Joining the Hocoma pension fund is compulsory. The pension provisions are governed by the applicable regulations of the pension fund

Maternity leave Maternity leave is governed by the law. The right to the statutory maternity allowance

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begins on the day of confinement
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ends at the latest after 14 weeks (or 98 calendar days)
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ends prematurely if you resume your employment activity during this time, in part or in full. The amount of compensation is 80% of the income earned on average prior to confinement, however not higher than the maximum statutory rate. The compensation is paid in the form of a daily allowance subject to social insurance contributions. If payment is made by Hocoma, compensation under the earnings compensation regulation is the responsibility of Hocoma.

Military service In the event of work being prevented due to compulsory Swiss military service, women's military service or civil defence service, Hocoma pays 100% of the salary during the period in accordance with Article 324a of the Swiss Code of Obligations and the Zurich scale. For the period during which salaries are paid by Hocoma, compensation under the earnings compensation regulation is the responsibility of Hocoma.

Work results All work results, such as inventions, designs, software, ideas, trademarks, other intangible goods and know-how, as well as associated documents and drafts, which you, alone or with others, develop in fulfilment of your contractual obligations or in the performance of your work activity, or in the creation of which you participate, belong exclusively to Hocoma. Hocoma may claim reasonable compensation for inventions which you make only while performing your work activity, but not in fulfilment of your contractual obligations (chance inventions). Should the situation arise, you must inform Hocoma of such inventions in a timely manner.

You hereby or immediately upon their origination transfer to Hocoma, without further compensation, all patent, copyright, design, performance, trademark and topography protection rights. This includes all rights for their conceivable use, now and in the future, such as worldwide publication, exploitation, modification, enhancement, further development, transfer and possible destruction.

Business secrets During and after termination of the employment relationship, you undertake to maintain complete confidentiality and not to otherwise exploit the business and manufacturing secrets of Hocoma.

Personal data You agree that Hocoma may process your personal data insofar as this relates to the employment relationship and is necessary for the implementation of the employment contract. Your personal data may also be transferred abroad within the Hocoma Group, provided that data protection is guaranteed.

Special provisions

We also refer you to the following provisions:

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In connection with your work for Hocoma, you may not accept any commissions or other benefits. The acceptance of gifts of a value of more than CHF 100 requires the prior consent of the supervisory Chief Officer.
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The acquisition of a stake in a company in the business area of Hocoma and the acceptance of directorships require Hocoma's written consent.
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Hocoma must be notified in writing in advance if you perform paid work for third parties, do business for your own account or wish to assume a public office. Hocoma may prohibit such activities if this results in absence from work or may affect Hocoma's interests. As a general rule, no deduction from salaries or holiday entitlement is made for the exercise of public office during working hours, unless significant absence from work occurs or duties associated with the exercise of public office are otherwise compensated. In addition, the provisions of employment law apply.

Notice periods The first three (3) months from the start of the contract are deemed to be a probationary period during which the employment relationship may be terminated at any time by either party with a written notice period of seven (7) days. At the end of the probationary period, the employment relationship may be terminated on both sides with a six (6) month written notice period that takes effect at the end of the month.

Severance payment There is no entitlement to a severance payment with observance of Notice Period.

Other employment conditions

For other employment conditions, such as duties, authority, working hours, holidays, expenses and pension provisions, please refer to the applicable Hocoma regulations and directives below, which are an integral part of this employment contract:

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Job description
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Signature regulation
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Working time and holiday regulations
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Expenses regulation
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Pension provision regulation / pension fund (http://www.asga.ch)

Volketswil, 25.10.24 / Initials yz

Place and date

Hocoma Medical GmbH signatures

/s/Jason Chen

Jason Chen, Chief Executive Officer

/s/Ying Zhang

Ying Zhang, Global Talent Acquisition Partner

Employee's signature:

/s/Dietmar Dold

Dietmar Dold

Employment Contract 4/4